
                                  NSAR ITEM 77O
                                      1999
                               VK High Yield Fund
                               10f-3 Transactions

  UNDERWRITING #           UNDERWRITING                PURCHASED FROM         AMOUNT OF SHARES            % OF           DATE OF
                                                                                 PURCHASED             UNDERWRITING     PURCHASE


         1               Rep of Argentina                JP Morgan                  1,750                  0.18%       11/18/98
         2               Oxford Automotive               Bear Stearns               2,750                  6.88%       12/01/98
         3                    PSI NET                       DLJ                     2,500                  1.25%       10/28/98
         4                 Atlas Air                 Bankers Trust                  2,000                  1.30%       11/13/98
         5              Centennial Cellular            Merrill Lynch                1,750                  0.47%       12/10/98
         6           Fairchild Semiconductors               CSFB                    2,500                  0.80%       03/29/99
         7                Primus Telecom                   Lehman                   1,250                  0.71%       01/22/99


                                  NSAR ITEM 77O
                                      1999
                            VK Strategic Income Fund
                               10f-3 Transactions

  UNDERWRITING #             UNDERWRITING              PURCHASED FROM         AMOUNT OF SHARES           % OF         DATE OF
                                                                                 PURCHASED            UNDERWRITING    PURCHASE


         1                    Associates                  Dresdner                   7,000               0.05%         10/27/98
         2                 Rep of Argentina              JP Morgan                   1,250               0.13%         11/18/98
         3                Centennial Cellular          Merrill Lynch                   250               0.06%         12/10/98
         4              Fairchild Semiconductor             CSFB                       200               0.08%         03/29/99
         5                  Primus Telecom                 Lehman                      250               0.14%         01/22/99
         6                      Conoco                    Salomon                    1,000               0.03%          4/13/99
